UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):June 14, 2018

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter St.
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement

On June 14, 2018, AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GI Chill Acquisition LLC, a Delaware limited liability company and affiliate of GI Partners, a private equity investment firm (together, “GI”), pursuant to which the Company has agreed to sell its wholly-owned subsidiary, CBR Acquisition Holdings Corp., a Delaware corporation (“CBR Holdings”), and its Cord Blood Registry (CBR®) business to GI, on a cash-free, debt-free basis (with respect to CBR Holdings) for $530 million in cash, subject to ordinary purchase price adjustments in connection with the cash, debt, working capital and transaction expenses of CBR Holdings (the “Transaction”).

The Purchase Agreement contains certain representations and warranties regarding CBR Holdings and the CBR business, including around CBR Holdings’ organization and authority, financial statements, contracts and commitments, employee matters, intellectual property, and compliance with law, as well as other customary representations and warranties.  The Purchase Agreement also contains customary representations and warranties of GI and the Company, including as to GI’s solvency and ability to finance the Transaction and the Company’s authority and title to the CBR Holdings shares being sold in the Transaction.  The Purchase Agreement also includes customary covenants for a transaction of this sort, including that the Company and CBR Holdings will not solicit, encourage or otherwise engage in discussions with third parties for a competing transaction, that the parties will cooperate with regard to obtaining all approvals and clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and certain employee-related provisions.  The Purchase Agreement also provides that each party to the Purchase Agreement will indemnify the other for losses arising from certain breaches of the Purchase Agreement and for certain other matters as more fully described in the Purchase Agreement.

The Transaction is expected to close in the third quarter of 2018, subject to, among other things, receipt of any required approval or clearance under the HSR Act, no material adverse effects occurring prior to closing, delivery by the Company of certain property-related items, and other customary conditions.  The Transaction is not subject to any financing condition and GI has obtained and delivered to the Company financing commitment papers.  Further, the Company has agreed to cooperate with GI in its efforts to obtain financing for the Transaction.

The Purchase Agreement may be terminated on or prior to the closing date of the Transaction by the mutual written consent of the parties, by either party in the event the Transaction has not closed by December 11, 2018 (subject to customary extension up to January 10, 2019 for any required approval or clearance under the HSR Act), by either party upon certain breaches of the Purchase Agreement by the other party or if the Transaction is enjoined, or by the Company if GI is unable to finance the Transaction (in which case GI would be required to pay the Company a termination fee in the amount of $37.1 million).  Pursuant to the Purchase Agreement and in connection with the financing commitment letters obtained by GI, if the conditions to closing the Transaction have been satisfied and GI’s lenders have funded (or would fund if GI were to fund) and GI does not fund its commitment, the Company can sue GI to force them to specifically perform their obligations under the Purchase Agreement and the commitment letters, as applicable.  Funding under the commitment letters is subject to a number of conditions, including conditions that do not relate directly to the Purchase Agreement, such as a requirement that another specified acquisition be consummated by Purchaser, the accuracy of certain representations and warranties under the Purchase Agreement and the definitive agreement for the other transaction as of the respective closings, the delivery of certain financial information of CBR Holdings and Purchaser’s other acquisition target, the expiration of a customary marketing period from the date of signing  and other customary financing conditions.

In connection with entry into the Purchase Agreement, the parties are entering into certain ancillary agreements, including a transition services agreement outlining certain services the Company will provide to GI following the closing, and a non-compete agreement whereby the Company has agreed to refrain from, among other things, collecting, processing, storing and/or testing cord blood and/or cord tissue (i.e., stem cells in connection with cord blood and/or cord tissue services, other than where such activities would be in connection with or incidental to an intended therapeutic use of stem cells) on a world-wide basis for three years, effective as of the closing.

The foregoing descriptions of the Transaction and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  The Purchase Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, CBR Holdings, or GI, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the Transaction is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated June 14, 2018, by and among AMAG Pharmaceuticals, Inc., CBR Acquisition Holdings Corp. and GI Chill Acquisition LLC

99.1	Press release entitled “AMAG Pharmaceuticals Announces Divestiture of Cord Blood Registry” issued by AMAG Pharmaceuticals, Inc. on June 15, 2018 (furnished herewith)

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (the “SEC”).

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, expectations for the Transaction, including the expected timeline for closing, are forward-

looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the possibility that the closing conditions set forth in the Purchase Agreement will not be met in a timely manner, or at all, and that the parties will be unable to consummate the proposed Transaction, that Purchaser will be unable to fund the transaction, including as a result of the failure to consummate the other acquisition that is a condition to the financing commitment under  the commitment letters or other developments outside of the Company’s control, that the cost of the Transaction to the Company will be more than planned and/or will not provide the intended positive balance sheet results, as well as those risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of the Company. Cord Blood Registry® and CBR® are registered trademarks of Cbr Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Quality & Corporate Secretary

Dates:	June 15, 2018